SHOWBOAT, INC.

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             May 31, 1995


To the Shareholders of Showboat, Inc.

     The Annual Meeting of the Shareholders of Showboat, Inc. (the "Company") will be held at the Memphis Room, Showboat Hotel, Casino and Bowling Center, 2800 Fremont Street, Las Vegas, Nevada 89104, on Wednesday, May 31, 1995, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

     (1) To elect three (3) directors each to serve a three (3) year term;

     (2) To ratify the Board's selection of KPMG Peat Marwick as independent public accountants to examine and report on the Company's financial statements for the fiscal year ending December 31, 1995; and

     (3) To transact such other business as may be properly come before the meeting.

     Only shareholders of record at the close of business on April 3, 1995 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed.

     Shareholders are cordially invited to attend the meeting in person. SHAREHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE MEETING WITH THE INSPECTOR OF ELECTIONS PRIOR TO THE FIRST VOTE BEING TAKEN AT THE MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE MEETING.

     A copy of the 1994 Annual Report to Shareholders is enclosed.



                              By order of the Board of Directors,


                              /s/ H. Gregory Nasky
                              H. GREGORY NASKY,
                              Secretary

DATED:  April 28, 1995
                            SHOWBOAT, INC.
                          2800 Fremont Street
                           Las Vegas, Nevada
                                 89104


                        PROXY STATEMENT


     This Proxy Statement is furnished to the shareholders of Showboat, Inc. ("Company") in connection with the annual meeting of the Company to be held on May 31, 1995, and at any adjournment thereof, for the purposes indicated and at the place and time specified in the accompanying Notice of Annual Meeting of Shareholders.

     At this annual meeting, the shareholders will have the opportunity to elect three directors each to serve a three year term; to ratify the Board of Directors' selection of KPMG Peat Marwick as the Company's independent public accountants for the year ending December 31, 1995; and to transact such other business as may properly come before the meeting.

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 28, 1995. Any shareholder giving a proxy has the power to revoke it prospectively by giving written notice to the Company, addressed to H. Gregory Nasky, Secretary, at the Company's principal address before the meeting, by delivering to the Company a duly executed proxy bearing a later date, or by notifying the Company at the annual meeting before any vote is taken.

     We hope all the Company's shareholders will attend the annual meeting. Regardless of whether you plan to attend, the Company does request that you sign and date the enclosed proxy and return it promptly to the Company in the enclosed postage prepaid envelope. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the date of the meeting, or any adjournment thereof.

                       VOTING SECURITIES

     The close of business on April 3, 1995 was fixed by the Board of Directors as the record date for determination of the shareholders entitled to vote at the meeting. The securities entitled to vote at the annual meeting consist of shares of $1.00 par value common stock ("Common Stock") of the Company, with each share entitling its owner to one vote. Common Stock is presently the only class of voting securities which is outstanding. At the close of business on April 3, 1995, there were outstanding 15,399,655 shares of Common Stock.

              SECURITY OWNERSHIP OF MANAGEMENT AND
                CERTAIN OTHER BENEFICIAL OWNERS

     The following table sets forth the number of shares of Common Stock subject to options held by the Company's directors and those executive officers named in the Summary Compensation Table (see, page
11), by all directors and executive officers as a group, and by persons beneficially owning more than 5% of the outstanding Common Stock at the close of business on March 28, 1995. The address for all directors and executive officers of the Company is: Showboat, Inc., 2800 Fremont Street, Las Vegas, Nevada 89104. Security ownership was verified with filings with the Securities and Exchange Commission received by the Company, and according to individual verification as of March 28, 1995, which the Company solicited and received from the beneficial owners listed in the following table:

Name                              Amount and Nature of Beneficial Ownership

                                    Number of
                                    Shares             Number of
                                    Beneficially       Shares        Total Number
                                    Owned              Subject to    of Shares         Percent
                                    Excluding          Options       Beneficially
                                    Shares             Beneficially  Owned
                                    Subject to         Owned(2)
                                    Options(1)

J.K. Houssels(3)                    1,183,077(4)       28,000        1,211,077          7.9
William C. Richardson                      5,000       10,000           15,000            *
John D. Gaughan                       174,824(5)       10,000          184,824          1.2
Jeanne S. Stewart                        404,686       10,000          414,686          2.7
Frank A. Modica                        71,169(6)       32,000          121,169            *
H. Gregory Nasky                       15,760(7)       15,000           30,760            *
J. Kell Houssels, III(8)                  93,017       40,000          133,017            *
George A. Zettler                          1,958       10,000           11,958            *
Carolyn M. Sparks                     350,058(9)        8,000          358,058          2.3
Donald L. Tatzin(10)                           0        4,000            4,000            *
Mark J. Miller(11)                        12,700       16,000           28,700            *
All Directors and Executive
 Officers as a Group (15 persons)      2,353,099      229,400        2,582,499         16.5
FMR Corp.                            937,150(12)            0          937,150          6.1
State of Wisconsin
 Investment Board                  1,461,000(13)            0        1,461,000          9.5
MacKay-Shields
 Financial Corporation               955,800(14)            0          955,800          6.2
Massachusetts Financial
 Services Company                    983,550(15)            0          983,550          6.4

_______________
     * Beneficial ownership does not exceed 1% of the outstanding
Common Stock.
     (1)Unless otherwise specifically stated herein, each person has sole voting power and sole investment power as to the identified Common Stock ownership.
     (2)Shares subject to currently exercisable options or otherwise subject to issuance within 60 days of March 28, 1995, pursuant to either the 1989 Directors' Stock Option Plan, the 1989 Executive Long Term Incentive Plan, or the 1994 Executive Long Term Incentive Plan.
     (3)Mr. Houssels may be deemed to be a control person. Mr. Houssels is the Chairman of the Board of the Company.
     (4)Mr. Houssels' shareholdings include 11,450 shares held in his individual retirement account and 35,700 shares as a trustee of the J.K. Houssels, Jr. 1976 Trust Agreement. He disclaims beneficial ownership of 8,800 shares owned by his wife and such shares are excluded from this table.
     (5) Mr. Gaughan's shareholdings include 86,000 shares held by Exber, Inc., a Nevada corporation controlled by Mr. Gaughan, and 69,674 shares over which he shares voting power and investment power with his wife.
     (6)Mr. Modica's shareholdings include 71,169 shares held by him as trustee of the Frank A. Modica Revocable Family Trust. In 1994, Mr. Modica was awarded 10,000 restricted shares of Common Stock and options to purchase 40,000 shares of Common Stock pursuant to the 1994 Executive Long Term Incentive Plan. Mr. Modica forfeited his right to those restricted shares and options as a result of his retirement as an officer of the Company on February 28, 1995.
     (7)Mr. Nasky is the Secretary of the Company. Mr. Nasky's shareholdings include 1,250 shares owned by Mr. Nasky's wife over which he does not have voting power or investment power.
     (8)Mr. Houssels, III is the President and Chief Executive Officer of the Company.
     (9)Ms. Sparks' shareholdings include 227,000 shares beneficially owned by her as a co-trustee of the Fred L. Morledge Family Trust and 123,058 shares beneficially owned by her as a co-trustee of The Sparks Family Trust.
     (10)Mr. Tatzin has been Executive Vice President of the Company since March 22, 1995.
     (11)Mr. Miller is the Executive Vice President-Operations of the Company. Mr. Miller is also the President and Chief Executive Officer of Atlantic City Showboat, Inc., a subsidiary of the Company.
     (12)FMR Corp. ("FMR"), the parent holding company of Fidelity Management & Research Company, reported on a Schedule 13G dated February 13, 1995, that it has sole investment discretion with respect to all of such shares and sole voting discretion with respect to 51,400 of such shares. FMR's address is 82 Devonshire Street, Boston, MA 02109.
     (13)State of Wisconsin Investment Board ("Investment Board"), a Wisconsin State Agency, reported on a Schedule 13G dated February 13, 1995, that it has sole voting and investment discretion to all such shares. The Investment Board's address is P.O. Box 7842, Madison, Wisconsin 53707.
     (14)MacKay-Shields Financial Corporation ("MSFC") reported on a
Schedule 13G dated February 10, 1995, that it has sole voting and investment discretion to all such shares. With respect to such shares, MSFC beneficially owns 854,800 shares or 5.5% of the total outstanding Common Stock at December 31, 1994, on behalf of Main Stay High Yield Corporate Bond Fund, an investment company registered under the Investment Company Act of 1940. MSFC's address is 9 West 57th Street, New York, New York 10019.
     (15)Massachusetts Financial Services Company ("MFSC") reported on a Schedule 13G dated February 6, 1995, that it has sole voting and investment discretion as to all such shares. MFSC's address is 500 Boylston Street, Boston, Massachusetts 02116.

ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board of Directors consisting of nine persons who are elected for staggered terms of three years each. Three directors' terms expire at this meeting; two in 1996; and four in 1997. Directors are to serve until their successors are elected and have been qualified.

     Each Company director may be required to be found suitable or qualified, as applicable, by the Nevada Gaming Commission, the New Jersey Casino Control Commission, or the New South Wales Casino Control Authority (collectively, the "Gaming Authorities") to serve as a director of the Company. All present directors of the Company who were required to be found suitable or qualified by the Gaming Authorities have been found suitable or qualified. The New Jersey Casino Control Commission requires each director to renew his or her qualification every two to four years. Such license renewal by the New Jersey Casino Control Commission entails extensive updating of background information and possible additional investigation and hearings as to each director's qualifications. Should any director no longer be found suitable or qualified by the Gaming Authorities that individual shall become ineligible to continue to serve on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of shareholders.

     If the enclosed proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees, J.K. Houssels, William C. Richardson and Jeanne S. Stewart, each for a three-year term of office. All of the nominees have consented to serve if elected and the Board of Directors presently has no knowledge or reason to believe that any of the nominees will be unable to serve. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. Any vacancies on the Board of Directors which occur during the year will be filled, if at all, by the Board of Directors through an appointment of an individual to serve only until the next annual meeting of shareholders. There will not be cumulative voting for the election of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN
FAVOR OF THE ELECTION OF MESSRS. HOUSSELS AND RICHARDSON AND
MRS. STEWART.


  INFORMATION CONCERNING BOARD OF DIRECTORS, NOMINEES THERETO
                     AND EXECUTIVE OFFICERS

     The following information is furnished with respect to each member of the Board of Directors or nominee thereto, each of whom, unless otherwise indicated, has served as a director continuously since the year shown opposite his or her name. Similar information is presented for the executive officers who are not directors. There are no family relationships between or among any of the Company's directors, nominees to the Board of Directors or executive officers, except J.K. Houssels and Jeanne S. Stewart formerly were married and are the parents of
J. Kell Houssels, III.


IDENTIFICATION OF DIRECTORS AND NOMINEES
                                               DIRECTOR
NAME AND POSITION WITH THE COMPANY(1)    AGE   SINCE       BACKGROUND INFORMATION(1)

J.K. HOUSSELS                            72    1960        Until May 1994, President
(Nominee for term expiring in 1998)                        and Chief Executive Officer
 Chairman of the Board of the Company,                     of the Company; Vice
 Showboat Operating Company, Showboat                      Chairman of the Board of
 Development Company, Ocean Showboat,                      Directors of Union Plaza
 Inc., Ocean Showboat Finance                              Hotel and Casino, Inc., Las
 Corporation, Showboat Louisiana, Inc.,                    Vegas, Nevada; until July
 Showboat Missouri, Inc., Lake Pontchar                    1991, Director of First
 train Showboat, Inc., Showboat                            Western Financial Corpora
 Indiana, Inc., Showboat Mohawk, Inc.                      tion (savings and loan asso
 and Showboat Australia Pty Limited;                       ciation), Las Vegas,
 Director of Atlantic City Showboat,                       Nevada.
 Inc.

WILLIAM C. RICHARDSON                    68    1972        Independent financial con
(Nominee for term expiring in 1998)                        sultant, Los Angeles, Cali
 Director of the Company and Ocean                         fornia; since January 1986,
 Showboat, Inc.                                            arbitrator and mediator for
                                                           the American Arbitration
                                                           Association and self
                                                           regulatory organizations;
                                                           until March 1991,
                                                           President, Chief Executive
                                                           Officer and Vice Chairman
                                                           of Western Capital
                                                           Financial Group, Los
                                                           Angeles, California.

JOHN D. GAUGHAN                          74    1978        Chairman of the Board and
(Term expires in 1997)                                     President of Exber, Inc.,
 Director of the Company and all                           doing business as the El
 subsidiaries.                                             Cortez Hotel and the Wes
                                                           tern Hotel and Casino, Las
                                                           Vegas, Nevada; Chairman of
                                                           the Board of Union Plaza
                                                           Hotel and Casino, Inc., Las
                                                           Vegas, Nevada.(2)

JEANNE S. STEWART                        72    1979        Retired attorney, Las
(Nominee for term expiring in 1998)                        Vegas, Nevada.
 Director of the Company and Ocean
 Showboat, Inc.

FRANK A. MODICA                          67    1980        Until February 1995, Execu
(Term expires in 1997)                                     tive Vice President and
 Director of the Company and all sub                       Chief Operating Officer of
 sidiaries; Chairman of the Board of                       the Company and President
 Atlantic City Showboat, Inc.                              and Chief Executive Officer
                                                           of Showboat Operating Com
                                                           pany; Director of First
                                                           Security Bank (formerly Con
                                                           tinental National Bank),
                                                           Las Vegas, Nevada.

H. GREGORY NASKY                         52    1983        From March 1994 to February
(Term expires in 1997)                                     1995, Chief Executive Offi
 Executive Vice President of the                           cer and Managing Director
 Company; Secretary and Director of the                    of Showboat Australia Pty
 Company and all subsidiaries.                             Limited and Sydney Harbour
                                                           Casino; since March 1994,
                                                           of counsel to the law firm
                                                           Kummer Kaempfer Bonner &
                                                           Renshaw, Las Vegas, Nevada,
                                                           general counsel to the
                                                           Company; until February
                                                           1994, member of the law
                                                           firm of Vargas & Bartlett,
                                                           Las Vegas and Reno, Nevada,
                                                           previous general counsel to
                                                           the Company.

J. KELL HOUSSELS, III                    45    1983        From January 1990 to May
(Term expires in 1997)                                     1994, Vice President of the
 President, Chief Executive Officer of                     Company; from May 1993 to
 the Company and Showboat Development                      June 1994, President and
 Company; Director of Showboat, Inc.                       Chief Executive Officer of
 and all subsidiaries; Executive Vice                      Atlantic City Showboat,
 President of Ocean Showboat, Inc.                         Inc.; from January 1990 to
                                                           May 1993, President and
                                                           Chief Operating Officer of
                                                           Atlantic City Showboat,
                                                           Inc.;

GEORGE A. ZETTLER                        67    1986        Since February 1994, Presi
(Term expires in 1996)                                     dent of Zimex, Redondo
 Director of the Company and Ocean                         Beach, California; until
 Showboat, Inc.                                            January 1994, President
                                                           World Trade Services Group,
                                                           Long Beach, California;
                                                           until January 1991,
                                                           President, United Export
                                                           Trading Company, Los
                                                           Angeles, California.

CAROLYN M. SPARKS                        53    1991        Co-owner of International
(Term expires in 1996)                                     Insurance Services, Las
 Director of the Company and Ocean                         Vegas, Nevada; until
 Showboat, Inc.                                            January 1991, Vice Presi
                                                           dent, Secretary and Trea
                                                           surer of International
                                                           Insurance Services, Ltd.;
                                                           until December 1990, claims
                                                           administrator for Inter
                                                           national Insurance
                                                           Services, Ltd.; Director of
                                                           Southwest Gas Corporation;
                                                           Director of PriMerit Bank -
                                                           Federal Savings Bank, Las
                                                           Vegas, Nevada; Regent,
                                                           University and Community
                                                           College System of Nevada.

_______________
(1)Positions held with the Company and any other business experience since 1988 and other directorships in companies with a class of securities registered under Section 12 of the Securities Exchange Act of 1934 ("Exchange Act") or subject to the requirements of
 Section 15(d) of the Exchange Act and companies registered under the Investment Company Act of 1940.
(2)Mr. Gaughan also owns the Nevada Hotel and Casino, the Gold Spike Inn and Casino, and a controlling interest in the Las Vegas Club Hotel & Casino, each of which is located in Las Vegas, Nevada.

NON-DIRECTOR EXECUTIVE OFFICERS

     G. Clifford Taylor, Jr., 49, has been Treasurer of the Company and Showboat Operating Company since February 1981. He served as Treasurer of Showboat Development Company from June 1983 to May 1993. He has been Treasurer of Ocean Showboat, Inc. since December 1983, Atlantic City Showboat, Inc. since June 1984 and Ocean Showboat Finance Corporation since December 1986. He also has served as the Assistant Secretary of the Company since May 1990. Until February 1995, Mr. Taylor was the Executive Vice President and Chief Operating Officer of Showboat Operating Company. He serves at the pleasure of the respective boards of directors.

     R. Craig Bird, 48, has been Executive Vice President-Finance and Development of the Company since June 1994 and the Executive Vice President and Chief Operating Officer of Showboat Development Company since October 1993. Mr. Bird was Vice President-Financial Administration of Atlantic City Showboat, Inc. from March 1990 to October 1993. He serves at the pleasure of the respective boards of directors.

     Mark J. Miller, 38, has been Executive Vice President-Operations of the Company since June 1994; President and Chief Executive Officer of Atlantic City Showboat, Inc. since May 1994; Vice President-Finance of Ocean Showboat since April 1988; Vice President-Finance and Chief Financial Officer of Ocean Showboat since April 1991. From October 1993 to June 1994, Mr. Miller served as Executive Vice President and Chief Operating Officer of Atlantic City Showboat, Inc. and he was Vice President-Finance and Chief Financial Officer of Atlantic City Showboat, Inc. from December 1988 to October 1993. He serves at the pleasure of the respective boards of directors.

     Donald L. Tatzin, 43, has been an Executive Vice President of the Company since March 22, 1995 and an Executive Vice
President of Showboat Development Company since April 1993.  Mr.
Tatzin has been a consultant with Arthur D. Little, Inc., San
Francisco, California since June 1976.

     Paul S. Harris, 59, has been Senior Vice President-Human
Resources of the Company since June 1994.  Mr. Harris served as
Vice President-Organization and Development of Atlantic City
Showboat, Inc. from July 1988 to June 1994.

     Leann Schneider, 41, has been Vice President-Finance and Chief Financial Officer of the Company and Showboat Operating Company since May 1990; Chief Financial Officer and Treasurer of Showboat Development Company since May 1993; Treasurer of Showboat Mohawk, Inc., Showboat Louisiana, Inc., Lake Pontchartrain Showboat, Inc. since July 1993; Treasurer of Showboat Indiana, Inc. since September 1993; and Treasurer of Showboat Missouri, Inc. since February 1995. From December 1989 until May 1990, she served as Vice President-Financial Relations and Chief Financial Officer of the Company. She serves at the pleasure of the respective boards of directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Directors, executive officers and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements were complied with, except that one report of ownership for one transaction, covering an aggregate of three shares, was filed late by George A. Zettler, and one report of ownership for one transaction, covering an aggregate of 350 shares was filed late by R. Craig Bird. Mr. Zettler's late filing disclosed a purchase of Common Stock due to a dividend reinvestment which was inadvertently not timely reported on Mr. Zettler's Forms 4, and Mr. Bird's late filing disclosed a purchase of Common Stock by his children which also was inadvertently not timely reported on Mr. Bird's Forms 4.

INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

     The entire Board of Directors met eleven times during the year ended December 31, 1994 and each incumbent director, other than Mr. Nasky, attended at least 75% of the board meetings held and committee meetings held for committees of which each was a member. Mr. Nasky resided in Sydney, Australia during 1994 assisting the Company's efforts to obtain the exclusive full-service gaming license in Sydney. Mr. Houssels, Mr. Houssels, III and Mr. Nasky are the only directors who are employees of the Company.

     The NOMINATING COMMITTEE met once during the twelve months ended December 31, 1994. The Nominating Committee's responsibilities include: interviewing potential nominees to the Board of Directors; recommending to the Board of Directors qualified nominees to fill Board of Directors vacancies; developing procedures to identify potential nominees to the Board of Directors; and developing criteria for Board of Directors membership. During 1994, the Nominating Committee consisted of Mr. Richardson and Ms. Stewart.

     The Nominating Committee will consider nominees to the Board of Directors submitted in writing by shareholders to the Secretary of the Company at least seventy-five days prior to the initiation of solicitation of the shareholders for the election of directors in the event of an election other than at an annual meeting; and seventy-five days before the corresponding date that had been the record date for the previous year's annual meeting or seventy-five days before the date of the next annual meeting of shareholders announced in the previous year's proxy materials in the event of an election at an annual meeting. Such shareholder's written notice to the Secretary shall set forth:
(a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company beneficially owned by the person, (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations have to be made by the shareholder, (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (vi) the consent of such nominee to serve as a director; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder.

     The COMPENSATION COMMITTEE met ten times during the twelve months ended December 31, 1994. Responsibilities include reviewing the performance of the Company's officers and recommending to the Board of Directors remuneration arrangements and compensation plans involving the Company's directors, executive officers, and key employees, including, but not limited to, the incentive bonus plans for the Company's Las Vegas and Atlantic City operations. The Compensation Committee also serves as the administrators of the 1989 Executive Long Term Incentive Plan and the 1994 Executive Long Term Incentive Plan (collectively the "Incentive Plans"). Pursuant to the Incentive Plans, the Compensation Committee makes recommendations to the Board of Directors respecting the grant of options or awards of restricted stock and construes and interprets the Incentive Plans. During 1994, the Compensation Committee consisted of Mr. Richardson and Mr. Zettler.

     The AUDIT COMMITTEE met six times during the twelve months ended December 31, 1994. The Audit Committee's responsibilities and functions include: review of reports of independent public accountants to the Company; review of the Company's financial practices, internal controls and policies with officers and key personnel; review of such matters with the Company's independent public accountants to determine the scope of compliance and any deficiencies; select and recommend to the Board of Directors a firm of independent public accountants to audit annually the books and records of the Company; review and discuss the scope of such audit; report periodically on such matters to the Board of Directors; and perform such other functions as the Board of Directors from time to time shall delegate to said committee. During 1994, the Audit Committee consisted of Mr. Gaughan, Mr. Zettler, and Mrs. Sparks.

EXECUTIVE COMPENSATION

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH ON PAGE 15 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     OVERVIEW.  The Compensation Committee of the Board of
Directors ("Compensation Committee") administers the Company's executive compensation programs. The Compensation Committee presently consists of Mr. Richardson and Mr. Zettler.

     The compensation philosophy of the Company is based on two central objectives:

          * To provide competitive executive compensation opportunities to attract, motivate and retain qualified and motivated executive officers; and

          * To align the Company's financial results and the compensation paid to the Company's executive officers with the enhancement of shareholder value.

     The Company's compensation policy is structured so that executive officers' compensation is dependent, in one part, on the degree to which the Company achieves its current year business plan objectives, and in another part, on the increase of shareholder value.

     COMPENSATION PROGRAMS. The Company's compensation programs consist of a base salary, an annual incentive bonus, and an award of restricted stock and/or stock options. The base salary is targeted to fairly recognize each executive officer's unique value and historical contributions to the success of the Company in light of the industry median salary for the equivalent position in the relevant market. The annual incentive bonus is based on actual performance compared to pre-established quantitative and qualitative performance objectives which may include Company, operating subsidiary, and individual components. The Company and operating subsidiary performance is generally measured against the annual budgeted operating profits set forth at the beginning of the year for the Company and/or the particular operating subsidiary applicable to an individual. Individual goals are also set at the beginning of the year for each executive officer, and are determined through a series of meetings with the Company's Compensation Committee and outside compensation consultants. At the end of each quarter, an evaluation of performance compared to all relevant objectives is conducted in order to determine the incentive award amount earned. In no event may an executive officer receive an annual incentive award if pre-established threshold levels of performance are not achieved. The Company's long-term incentive compensation consists of awards of restricted stock and stock options. Awards of restricted stock, which are forfeited if the executive officer fails to be continuously employed by the Company or one of its subsidiaries, provide an incentive to the executive officer to remain in the employ of the Company. Awards of stock options become exercisable over time and only have value if the Company's Common Stock increases in value.

     The Compensation Committee believes that it is important to compensate executive officers on the basis of individual and Company financial performance, including the enhancement of shareholder value. To this end, the Compensation Committee actively uses the incentive-based compensation programs, namely, annual incentive bonuses and awards of restricted stock and/or stock options. For 1994, the bonus compensation and the award of restricted shares and options to the Chief Executive Officer and the four named executive officers represented the incentive-based compensation.

     CHIEF EXECUTIVE OFFICER. The base salary of J. Kell Houssels, III, the Company's President and Chief Executive Officer, is targeted to fairly recognize his leadership skills and management responsibilities in light of the median level for chief executive officers of similar gaming companies. Mr. Houssels, III salary was increased for the 1994 fiscal year based upon a review of compensation of similarly sized gaming companies. Mr. Houssels, III 1994 annual incentive award was based on pre-established management objectives which included both financial and non-financial objectives. Mr. Houssels, III financial objectives included a comparison of consolidated EBITDA for Atlantic City Showboat, Inc. to budgeted EBITDA.
Mr. Houssels, III non-financial objectives included, (i) the implementation of the 1994 business plan for the Atlantic City Showboat; (ii) continual improvement of customer experience and employee satisfaction at the Atlantic City Showboat; and (iii) the development and implementation of the business plan and budget for Showboat's development division. Non-financial objectives also included spearheading the Company's development activities both domestically and internationally. Additionally, Mr. Houssels, III received 10,000 restricted shares, which vest over a five-year period, and options to purchase 40,000 shares of Common Stock of the Company. The Committee believes that the primary duty of the Chief Executive Officer is to enhance shareholder value. The restricted shares and options were granted primarily based upon competitive practices within the gaming industry.

February 23, 1995       COMPENSATION COMMITTEE

                        William C. Richardson
                        George A. Zettler

     The following tables set forth compensation received by J.K. Houssels, the Company's Chief Executive Officer until May 1994, and J. Kell Houssels, III, the Company's Chief Executive Officer after May 1994, and the four other highest paid executive officers of the Company during the last fiscal year for each year of the three-year period ended December 31, 1994 for services rendered in all capacities to the Company and its subsidiaries:



Summary Compensation Table

                                                                                Long-Term Compensation
                                                                            Awards               Payouts(1)

                              Annual Compensation   Other Annual   Restricted    Securities      Long-Term       All Other
                                                    Compensation   Stock         Underlying      Incentive       Compensation
Name and Principal    Year    Salary($)    Bonus($)      ($)       Awards ($)    Options/SARs    Plans               ($)
Position                                                              (2)           (#)(3)       Payouts ($)

J.K. Houssels         1994    200,000      123,728        -0-        167,500        40,000           -0-          44,375(4)
 Chairman of the      1993    200,000      144,070        -0-          -0-           -0-             -0-          33,178(5)
 Board and, until     1992    200,000      128,718        -0-          -0-           -0-             -0-          44,824(6)
 May 1994, President
 and Chief Executive
 Officer of the
 Company
J.Kell Houssels, III  1994    291,808      201,595        -0-        167,500        40,000        109,600(7)      25,290(10)
 President and Chief  1993    275,000      164,174        -0-          -0-           -0-          110,400(8)      19,513(11)
 Executive Officer    1992    275,000      164,660        -0-          -0-           -0-          45,412(9)       19,403(12)
 of the Company
 since May 1994
Frank A. Modica       1994    284,519      141,255        -0-      167,500(14)    40,000(15)     137,000(16)      38,341(18)
 Executive Vice       1993    275,000      154,077        -0-          -0-           -0-          110,400(8)      46,686(19)
 President and Chief  1992    275,000      152,232        -0-          -0-           -0-          95,607(17)      33,045(20)
 Operating Officer
 of the Company(13)
H. Gregory Nasky      1994    325,000      91,562     109,142(21)    125,625        30,000           -0-          13,640(22)
 Executive Vice       1993      -0-          -0-          -0-          -0-           -0-             -0-          27,900(23)
 President of the     1992      -0-          -0-          -0-          -0-           -0-             -0-          23,800(23)
 Company
Donald L. Tatzin      1994    381,631      15,000         -0-          -0-          20,000           -0-          3,932(25)
 Executive Vice       1993      -0-          -0-          -0-          -0-           -0-             -0-         188,063(26)
 President of the     1992      -0-          -0-          -0-          -0-           -0-             -0-             -0-
 Company(24)
Mark J. Miller        1994    217,146      131,946        -0-        125,625        30,000        34,250(27)      14,982(30)
 Executive Vice       1993    165,499      81,515         -0-          -0-           -0-          34,500(28)      19,110(31)
 President -          1992    148,308      79,787         -0-          -0-           -0-          6,813(29)       16,962(32)
 Operations of the
 Company; President
 and Chief Operating
 Officer of Atlantic
 City Showboat, Inc.


    (1)Amounts represented in this column were received by the named individuals under either the Ocean Showboat, Inc. Stock Exchange
Plan ("Stock Exchange Plan") or the Company's 1989 Executive Long Term Incentive Plan ("1989 Plan"), or both. Under the Stock
Exchange Plan, the Company exchanged restricted shares of Common Stock for shares of Ocean Showboat, Inc. Common Stock. The restricted shares granted under the Stock Exchange Plan vested over a seven-year period, with the last of the restricted shares of Common Stock vesting in March 1992. The restricted shares granted under the 1989 Plan vested over a five-year period, with the last of the restricted shares vesting in March 1994.
    (2)Amounts represented in this column equal the number of restricted shares of Common Stock granted to the named individuals under the 1994 Executive Long Term Incentive Plan ("1994 Plan"), multiplied by the last reported sale price of the Common Stock on the New York Stock Exchange on the date of grant, or $16.750 per share. The restricted shares vest over a five-year period, with the last of the restricted shares of Common Stock vesting in March 1999; provided, however, that vesting on all such restricted shares will accelerate to the date of any change in control of the Company. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the restricted shares. The number and dollar value of unvested restricted shares held on December 31, 1994, based on the last reported sale price of the Company's Common Stock on December 31, 1994, or $14.50 per share, was: J.K. Houssels - 10,000 shares ($145,000); J. Kell Houssels, III - 10,000 shares ($145,000);
Frank A. Modica - 10,000 shares ($145,000); H. Gregory Nasky -
7,500 shares ($108,750); and Mark A. Miller - 7,500 shares ($108,750). Dividends are paid on all restricted shares at the same rate as on unrestricted shares.
    (3)Amounts represented in this column equal the number of shares of Common Stock underlying the stock options granted to the named individuals under the 1994 Plan.
    (4)Of this amount, $40,719 represents excess coverage life insurance and medical reimbursement costs and $3,656 represents the Company's contribution to Mr. Houssels' 401(k) Plan account.
    (5)Of this amount, $24,184 represents excess life insurance costs and $8,994 represents the Company's contribution to Mr. Houssels' 401(k) Plan account.
    (6)Of this amount, $36,096 represents excess coverage life insurance costs and $8,728 represents the Company's contribution to Mr. Houssels' 401(k) Plan account.
    (7)This amount represents the vesting of 6,400 shares under the 1989 Plan.
    (8)This amount represents the vesting of 4,800 shares under the 1989 Plan.
    (9)Of this amount, $23,612 (1,733 shares) vested under the Stock Exchange Plan and $21,800 (1,600 shares) vested under the 1989
Plan.
    (10)Of this amount, $9,129 represents excess coverage life insurance, medical reimbursement and other miscellaneous costs and $16,161 represents the Company's contribution to Mr. Houssels, III's 401(k) Plan account.
    (11)Of this amount, $4,519 represents excess coverage life insurance and medical reimbursement costs, $6,000 represents an automobile allowance and $8,994 represents the Company's contribution to Mr. Houssels, III's 401(k) Plan account.
    (12)Of this amount, $4,675 represents excess coverage life insurance and medical reimbursement costs, $6,000 represents an automobile allowance and $8,728 represents the Company's contribution to Mr. Houssels, III's 401(k) Plan account.
    (13)Mr. Modica retired from his position as Executive Vice President and Chief Operating Officer of the Company on
February 28, 1995.
    (14)Mr. Modica forfeited his right to the underlying restricted shares as a result of his retirement as an officer of the Company on February 28, 1995.
    (15)Mr. Modica forfeited his right to these options as a result of his retirement as an officer of the Company on February 28, 1995.
    (16)This amount represents the vesting of 8,000 shares under the 1989 Plan.
    (17)Of this amount, $73,807 (5,417 shares) vested under the Stock Exchange Plan and $21,800 (1,600 shares) vested under the 1989
Plan.
    (18)This amount includes $30,483 for excess coverage life insurance and medical reimbursement costs and $7,858 for forgiveness of indebtedness.
    (19)This amount includes $30,510 in costs for excess coverage life insurance and a $16,176 automobile allowance.
    (20)This amount includes $16,869 in medical reimbursement costs and a $16,176 automobile allowance.
    (21)This amount represents the purchase of 77,000 shares of the capital stock of Sydney Harbour Casino, including a gross up for taxes incurred, paid to Mr. Nasky as a one-time overseas premium for his work in Sydney, Australia.
    (22)Of this amount, $9,384 represents excess coverage life insurance, medical reimbursement and other miscellaneous costs and $4,256 represents the Company's contribution to Mr. Nasky's 401(k) Plan account.
    (23)This amount represents Mr. Nasky's fees received as a non-employee director of the Company.
    (24)Mr. Tatzin has been Executive Vice President of the Company since March 22, 1995. Mr. Tatzin's compensation for the year ended December 1994 was for his position as Executive Vice President of Showboat Development Company.
    (25)This amount represents the Company's contribution to Mr. Tatzin's 401(k) Plan account.
    (26)This amount represents compensation paid to Mr. Tatzin for services performed as an independent contractor.
    (27)This amount represents the vesting of 2,000 shares under the 1989 Plan.
    (28)This amount represents the vesting of 1,500 shares under the 1989 Plan.
    (29)This amount represents the vesting of 500 shares under the 1989 Plan.
    (30)Of this amount, $4,552 represents excess coverage life insurance and medical reimbursement costs and $10,430 represents the Company's contribution to Mr. Miller's 401(k) Plan account.
    (31)Of this amount, $4,116 represents excess coverage life insurance and medical reimbursement costs, $6,000 represents an automobile allowance and $8,994 represents the Company's contribution to Mr. Miller's 401(k) Plan account.
    (32)Of this amount, $4,119 represents excess coverage life insurance and medical reimbursement costs, $6,000 represents an automobile allowance and $6,843 represents the Company's contribution to Mr. Miller's 401(k) Plan account.


OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                      Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock
                                                                                      Price Appreciation for Option
                                               Individual Grants                                   Term

                            Number of    % of Total
                            Securities     Options
                            Underlying   Granted to
                             Options    Employees in   Exercise or Base
Name                         Granted     Fiscal Year   Price ($/Sh)(3)      Expiration        5% ($)       10% ($)
                             (#)(1,2)                                          Date

J.K. Houssels                 40,000        3.3%            20.250          05/25/2004       509,405      1,290,931
J. Kell Houssels, III         40,000        3.3%            20.250          05/25/2004       509,405      1,290,931
Frank A. Modica(4)            40,000        3.3%            20.250          05/25/2004       509,405      1,290,931
H. Gregory Nasky              30,000        2.4%            20.250          05/25/2004       382,053       968,199
Donald L. Tatzin              20,000        1.6%            20.250          05/25/2004       254,702       645,466
Mark J. Miller                30,000        2.4%            20.250          05/25/2004       382,053       968,199


 (1)Options granted under the Company's 1994 Executive Long Term Incentive Plan are exercisable commencing on March 31 in the year following the date of grant, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive March 31. Full vesting of the options shall occur on March 31, 1999, provided, however, that vesting of all unexercised options shall accelerate to the date of any change in control of the Company.
 (2)The options were granted for a term of 10 years, subject to earlier termination in certain events related to death, retirement or termination of employment.
 (3)The exercise price is the last reported sale price of the Common Stock on the New York Stock Exchange on the date of grant of the options, or $20.250 per share. The tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
 (4)Mr. Modica forfeited his right to the options granted in 1994 as a result of his retirement as an officer of the Company on February 28, 1995.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

                                                           Number of Securities           Value of Unexercised
                                                          Underlying Unexercised              In-the-Money
                                                              Options/SARs at               Options/SARs at
                                                        December 31, 1994 (#)            December 31, 1994 ($)
                        Shares Acquired      Value
Name                    on Exercise (#)     Realized     Exercisable    Unexercisable    Exercisable  Unexercisable
                                             ($)(1)

J.K. Houssels                 -0-             -0-           20,000         40,000          137,500         -0-
J. Kell Houssels, III         -0-             -0-           32,000         40,000          220,000         -0-
Frank A. Modica               -0-             -0-           32,000         40,000(1)       220,000         -0-
H. Gregory Nasky              -0-             -0-            9,000         30,000           47,750         -0-
Donald L. Tatzin              -0-             -0-            -0-           20,000            -0-           -0-
Mark J. Miller                -0-             -0-           10,000         30,000           68,750         -0-

(1)Mr. Modica forfeited his right to these options as a result of his retirement as an officer of the Company on February 28, 1995.

Pension Plan Table

     The Company maintains the Supplemental Executive Retirement Plan (the "SERP"), a nonqualified plan for highly compensated employees whose retirement benefits are restricted by limitations of the Internal Revenue Code of 1986, as amended (the "Code") concerning qualified plans such as the 401(k) Plan. In general, a participant will receive a retirement benefit under the SERP equal to a percentage of his final average pay times such participant's years of service up to 15 years, less any benefits payable to such participant under the federal Social Security Act, the 401(k) Plan, or under any stock plan of the Company, with "final average pay" being the average of such participant's annual base salary for his last three consecutive years of service. A participant becomes vested in his benefits under the SERP upon the participant's 65th birthday or upon the participant's completion of 10 years of service if the participant is at least 55 years of age.

     The following table shows, as of December 31, 1994, the approximate annual retirement benefits under the SERP to eligible employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. The estimated retirement benefits provided in the table have not been reduced by the amount of benefits payable to an individual participant under the federal Social Security Act, the 401(k) Plan, or any stock plan of the Company.



                                               Estimated Annual Benefit ($)
3-Years Final                                   Years of Service at Age 65
Average
Compensation
                           10            15           20            25            30           35

125,000                  41,667         62,500      62,500        62,500        62,500       62,500
150,000                  50,000         75,000      75,000        75,000        75,000       75,000
175,000                  58,333         87,500      87,500        87,500        87,500       87,500
200,000                  66,667        100,000      100,000      100,000       100,000      100,000
225,000                  75,000        112,500      112,500      112,500       112,500      112,500
250,000                  83,333        125,000      125,000      125,000       125,000      125,000
300,000                  100,000       150,000      150,000      150,000       150,000      150,000
400,000                  133,333       200,000      200,000      200,000       200,000      200,000
450,000                  150,000       225,000      225,000      225,000       225,000      225,000
500,000                  166,667       250,000      250,000      250,000       250,000      250,000


     The years of service for certain employees as of December 31, 1994, are as follows: Mr. Houssels, 32 years; Mr. Houssels III, 9 years; Mr. Modica, 24 years; Mr. Nasky, 1 year;
Mr. Tatzin, 1 year and Mr. Miller, 9 years. The vested benefits to Mr. Houssels and Mr. Modica, $851,000 and $1,661,000, respectively, under the SERP have been accrued by the Company.

EMPLOYMENT AGREEMENTS

     The Company has Employment Agreements (the "Agreements") with five of the six named executive officers and with eight additional executive officers and other key employees (collectively "employees" and individually "employee"). The Agreements are renewed, unless terminated, on an annual basis. The Agreements provide for severance benefits if the employee is terminated by the Company (other than for cause or by reason of the employee's retirement, death or disability) or by the employee for Good Reason (as defined in the Agreements) within 24 months after a Change in Control (as defined in the Agreements) or within 12 months after a Change in Control in the case of Messrs. Houssels and Houssels, III. Each Agreement provides that, in the event of a Potential Change in Control (as defined in the Agreements), the employee shall not voluntarily resign as an employee, subject to certain conditions, for at least six months after the occurrence of such Potential Change in Control.

     The Agreements provide for: (i) a lump-sum payment equal to 200% of the employee's annual salary if his employment was terminated by the Company or 100% of the employee's annual salary if his employment was terminated by the employee for Good Reason (or, in the case of Messrs. Houssels and Houssels, III, 300% of their respective annual salary), plus 200% of the average bonuses awarded to the employee for the three fiscal years preceding the employee's termination if the employee's employment was terminated by the Company or 100% of the average bonuses awarded to employee for the three fiscal years preceding employee's termination if the employee's employment was terminated by the employee for Good Reason (or, in the case of Messrs. Houssels and Houssels, III, 300% of their respective average bonus for the three fiscal years preceding their respective termination) and
(ii) the reimbursement of legal fees and expenses incurred by the employee in seeking to enforce employee's rights under the Agreement. In addition, in the event that payments to the employee pursuant to employee's Agreement would subject such employee to a tax imposed by the Code, the employee may reduce his severance benefits to an amount below the amount which would require the employee to pay such tax. Certain provisions of the Agreement could have the effect of delaying or preventing a Change in Control of the Company. Based on compensation levels as of December 31, 1994, assuming a Change in Control of the Company, each of Messrs. Houssels, Houssels, III, Nasky, Tatzin and Miller would be entitled to receive a maximum lump-sum payment of $996,516, $1,372,237, $833,124, $793,262, and
$549,468, respectively, under the Agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's executive compensation is determined by the Compensation Committee of the Board of Directors, no current member of which is or was an officer of the Company. Throughout 1994, the Compensation Committee consisted of Messrs. Zettler and Richardson.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five years with the cumulative total return on the Standard & Poors 500 Index and an Industry Peer Group Index(1). The graph assumes that $100 is invested in December 31, 1989 in each of the Company's Common Stock, the S&P 500 Index and the Industry Peer Group Index. The total return assumes the reinvestment of dividends.


PERFORMANCE GRAPH APPEARS HERE

Company/Index Name           1990       1991       1992      1993      1994

Showboat, Inc.               44.07      97.47     189.39    181.89    164.63
S&P 500 Index                96.89     126.42     136.05    149.76    151.74
Industry Peer Group Index    85.56     103.12     154.36    166.19    162.98

     (1)The Industry Peer Group Index includes the following companies: Alliance Gaming Corp. (f/k/a United Gaming, Inc.), American Gaming & Entertainment Ltd. (f/k/a Gamma International Ltd.) Aztar Corp., Bally Entertainment Corp. (f/k/a Bally Mfg. Corp.), Caesar's World, Inc., Cedar Fair L.P., Circus Circus Enterprises, Inc., Disney (Walt) Company, Elsinore Corp., Grand Casinos Inc., Great American Recreation, Inc., Jackpot Enterprises, Inc., Jillians Entertainment Corp., MGM Grand, Inc., Mirage Resorts, Inc., Pratt Hotel Corp., Resorts International, Inc., Rio Hotel & Casino, Inc., S-K-I Ltd., Sahara Gaming Corporation, Sands Regent and Showboat, Inc. These companies have the Standard Industrial Code 7990 - Miscellaneous Amusement & Recreation Services.

                   COMPENSATION OF DIRECTORS

REMUNERATION OF NON-EMPLOYEE DIRECTORS.

     For 1994, each non-employee director received a retainer of $3,000 per quarter plus attendance fees of $2,000 per meeting attended. Such fees are paid by the Company and Ocean Showboat, Inc., as applicable. In addition, non-employee members of each committee are paid $850 for each committee meeting attended. Only non-employee directors receive the retainer or attendance fees. Reasonable out-of-pocket expenses incurred in attending scheduled meetings are reimbursed as to all directors.

1989 DIRECTORS' STOCK OPTION PLAN.

     The Company maintains a director stock option plan entitled the 1989 Directors' Stock Option Plan ("Option Plan"). The Option Plan is designed to encourage non-employee directors to take a long-term view of the affairs of the Company; to attract and retain new superior non-employee directors; and to aid in compensating non-employee directors for their services to the Company. The Company's non-employee directors are William C. Richardson, John D. Gaughan, Jeanne S. Stewart, George A. Zettler and Carolyn M. Sparks.

     Stock options granted under the Option Plan are intended to be designated non-qualified options or options not qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. Subject to adjustment by reason of stock dividend or split or other similar capital adjustments, an aggregate of 120,000 shares of Common Stock are reserved for issuance under the Option Plan.

     The administration of the Option Plan is carried out by a committee ("Committee") consisting of not less than two non-employee directors of the Company selected by and serving at the pleasure of the Company's Board of Directors. The Committee, unless permitted by holders of the majority of outstanding Common Stock, shall not have any discretion to determine or vary any matters which are fixed under the terms of the Option Plan.
Fixed matters include, but are not limited to, which non-employee directors shall receive awards, the number of shares of the Common Stock subject to each option award, the exercise price of any option, and the means of acceptable payment for the exercise of the option. The Committee shall have the authority to otherwise interpret the Option Plan and make all determinations necessary or advisable for its administration. All decisions of the Committee are subject to approval of the Company's Board of Directors. Current members of the Committee are Messrs. Zettler and Richardson.

     Under the terms of the Option Plan, each option shall be exercisable in full one year after the date of grant. Unless special circumstances exist, each option shall expire on the later of the tenth anniversary of the date of its grant or two years after the non-employee director retires. Each non-employee director initially receives a one-time option to purchase 5,000 shares of Common Stock following his or her election to the Board of Directors. Thereafter, each non-employee director receives a grant to purchase 1,000 shares of Common Stock each year, for five years following his or her election to the Board of Directors.

     The option exercise price is the greater of $7.625 or the fair market value, as defined under the Option Plan, of the Common Stock on the date such options are granted. The per share exercise price of options granted during 1994 pursuant to the Option Plan was $20.25.

     As of December 31, 1994, options representing 71,000 shares have been granted to the current five non-employee directors and two former non-employee directors and a director who has since become an employee. Of the outstanding options, options representing 66,000 shares are currently exercisable. The balance may not be exercised until May 25, 1995. As of December 31, 1994, none of the options granted pursuant to the Option Plan have been exercised.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company entered into a five-year lease agreement with Exber, Inc. commencing on February 15, 1994, for land nearby the Las Vegas Showboat. Exber, Inc., a Nevada corporation controlled by John D. Gaughan, a Director of the Company, has rights to the land pursuant to a sublease agreement dated November 5, 1966.
The Company pays monthly rent of $13,095.80 and has an option to purchase the land and all of Exber, Inc.'s rights thereto for the purchase price of $1,400,000.00.

     The Company's subsidiary, ACSI, leases space at the Atlantic
City Showboat to R. Craig Bird for the operation of a gift shop and certain vending machines. During 1994, Mr. Bird paid rent and vending commissions to ACSI in the amount of $100,000.00 and $240,399.00, respectively.

     Carolyn M. Sparks, a Director of the Company, is a co-owner of International Insurance Services, Ltd. The Company engaged International Insurance Services, Ltd. as its insurance adjuster for the Company's Nevada subsidiaries. During 1994, the Company paid International Insurance Services, Ltd. $100,081.00 for services rendered to the Company.

     At all times during 1994, H. Gregory Nasky was a Director of the Company and the Secretary of the Company and its subsidiaries. Additionally, Mr. Nasky was a member of the law firm of Vargas & Bartlett, previous general counsel to the Company. On March 1, 1994, Vargas & Bartlett was reorganized from which the law firm of Kummer Kaempfer Bonner & Renshaw was formed and it succeeded as general counsel to the Company. Mr. Nasky is of counsel to Kummer Kaempfer Bonner & Renshaw. During 1994, the law firm of Vargas & Bartlett was paid $13,435.50 by the Company's Nevada gaming subsidiary, $2,275.00 by the Company's New Jersey subsidiaries, $75,727.50 by the Company in connection with its expansion opportunities, and $37,369.00 by the Company for other parent company matters. During 1994, the law firm of Kummer Kaempfer Bonner & Renshaw was paid $64,128.50 by the Company's Nevada gaming subsidiary, $46,582.55 by the Company's New Jersey subsidiaries, $141,853.49 by the Company in connection with its expansion opportunities, $165,095.50 by the Company in connection with a public offering, and $174,229.00 by the Company for other parent company matters.


     RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The principal accountant nominated by the Audit Committee and selected by the Board of Directors for the current year is KPMG Peat Marwick. KPMG Peat Marwick and its predecessors have audited the Company's books since 1972. The Board directed that its selection of KPMG Peat Marwick be submitted to the shareholders for their approval. A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if the representative deems it appropriate. The Board of Directors recommends a vote in favor of the ratification of KPMG Peat Marwick to be the Company's independent public accountant, to examine and report on the Company's financial statements for the year ending December 31, 1995.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK.

                       VOTING PROCEDURES

     A majority of a quorum of shareholders present in person or represented by proxy voting "For" the election of the nominees to the Board of Directors; and voting "For" the ratification of the selection of independent public accountants is sufficient to approve the matters being voted on at the meeting. A quorum of shareholders exists when 50% of the Company's issued and outstanding Common Stock is present and represented at the meeting. Abstentions are treated as votes "Against" the election of the nominees or the selection of the independent public accountants. Neither the Company's Articles of Incorporation, Bylaws nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes. The rules of the New York Stock Exchange provide, in certain situations, brokerage firms and member organizations the discretion to vote the shares held of record by them if the beneficial owner does not provide voting instructions for the shares within the requisite time period.

     The Company will appoint an Independent Inspector of Elections to tabulate the votes at the Annual Meeting of Shareholders, The Inspector of Elections shall then prepare a report indicating: (a) the number of "For" votes and "Against" votes for each nominee to the Board of Directors; and (b) the number of "For" votes, "Against" votes and "Abstain" votes for the ratification and selection of the Company's independent public accountants.

              1996 ANNUAL MEETING OF SHAREHOLDERS

     According to the Company's Restated Bylaws, the next annual meeting of shareholders is expected to be held on or about
April 25, 1996. Shareholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's proxy statement and form of proxy for that meeting must submit the proposal to the Company, and it must be received by the Company at its executive offices at 2800 Fremont Street, Las Vegas, Nevada 89104 no later than December 17, 1995. The proposal must comply with Securities and Exchange Commission Regulation 14a-8.

              EXPENSES OF SOLICITATION OF PROXIES

     The expenses of making the solicitation of proxies for the 1995 Annual Meeting will consist of the costs of preparing, printing and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding documents to security owners. These are the only contemplated expenses of solicitation and will be paid by the Company.


                         OTHER BUSINESS

     The Board of Directors does not know of any other business which will be presented for action by the shareholders at this annual meeting. However, if any business other than that set forth in the Notice of Annual Meeting of Shareholders should be presented at the meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board of Directors of the Company, and in that connection will use their discretion and vote all proxies in accordance with their judgment.

     The proxy materials and annual report are being mailed to shareholders of the Company who were shareholders at the close of business on April 3, 1995. Shareholders who cannot be present at the Annual Meeting of Shareholders are requested to fill out, date, sign and promptly return the accompanying form of proxy card in the enclosed postage prepaid envelope.

                              By order of the Board of Directors,


                              /s/ H. Gregory Nasky
                              H. GREGORY NASKY,
                              Secretary

DATED:  April 28, 1995

                         SHOWBOAT, INC.

      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS,MAY 31, 1995
               SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of Showboat, Inc. ("Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and the 1995 Annual Report of the Company in connection with the annual meeting of shareholders of the Company to be held at the Memphis Room, Showboat Hotel & Casino, 2800 Fremont Street, Las Vegas, Nevada, 89104, on Wednesday, May 31, 1995, at 10:00 a.m., Pacific Daylight Time, and hereby appoints George A. Zettler and Carolyn M. Sparks, and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as follows:



                  (To be Signed on Reverse Side)

  X            Please mark your
               votes as in this
               example.


1.   Election of    FOR        WITHHELD     Nominees:  J.K. Houssels
     Directors                                         William C. Richardson
                    _____      _____                   Jeanne S. Stewart

     For, except vote withheld from the following nominees(s):
     ______________________________

2.   Approval of KPMG Peat Marwick as Independent Public Accountants.

        FOR              AGAINST         ABSTAIN
     __________        __________       __________

3. In their discretion, upon such other business as may properly come before the annual meeting.

        FOR              AGAINST         ABSTAIN
     __________        __________       __________

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. (If no direction is made, this proxy will be voted for Proposals 1 and 2, and in the discretion of the proxies on such other business that may properly come before the meeting).

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


SIGNATURE(S):__________________________________ DATE:_________

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signor is a corporation, sign full corporate name by duly authorized officer.